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                                                           Exhibit 99.(a)

                                Exhibit A

     JOINT ACQUISITION STATEMENT AGREEMENT AMONG THE REPORTING PERSONS PURSUANT TO SECTION 13-D-1(F) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The undersigned agree that the Schedule 13D to which this agreement is attached, and any further amendments, and any amendments to the Schedule
13D, is, and in the case of any future amendments will be, filed on behalf of each one of them. This agreement may be signed in one or more counterparts.

Dated: January 30, 1998



                                                 /s/ Hart N. Hasten
                                                 ---------------------------
                                                 Hart N. Hasten




                                                 /s/ Mark Hasten
                                                 ---------------------------
                                                 Mark Hasten